UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2008

OSIRIS THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-32966 (Commission File Number)	71-0881115 (IRS Employer Identification No.)

7015 Albert Einstein Drive, Columbia, MD (Address of principal executive offices)		21046 (Zip Code)

Registrant’s telephone number, including area code: (443) 545-1800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02.            Unregistered Sales of Equity Securities

On November 14, 2008, non-U.S. investors holding an aggregate of $10,500,000 in principal amount of convertible promissory notes of the Registrant converted those convertible promissory notes in full, whereupon the Registrant issued an aggregate of 851,914 shares of its common stock, par value $0.001 per share, to the holders of the notes.  The notes converted at conversion rates ranging from $12.04 to $13.18 per share of common stock.  The notes were originally issued in March and May 2008, pursuant to a private placement intended to qualify under Regulation S and Section 4(2), of the Securities Act of 1933, as amended (the “Act”), and the shares of common stock were issued upon conversion pursuant to Regulation S and Section 4(2), and pursuant to Section 3(a)(9) of the Act.  The holders have been afforded registration rights in respect of the shares of common stock issued upon conversion

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Osiris has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OSIRIS THERAPEUTICS, INC.

Dated: November 14, 2008	By:	/s/ PHILIP R. JACOBY, JR.
Philip R. Jacoby, Jr.
Vice President – Finance (Principal
Accounting Officer)

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